EXHIBIT 99.3

INDEX TO AUDITED FINANCIAL STATEMENTS OF MULTICARD AG

WALLISELLEN, SWITZERLAND

Report of the independent auditor on the financial statements

We have audited the accompanying balance sheet of Multicard AG as of June 30, 2008, and the related statement of income for the period from January 1, 2008 to June 30, 2008. These financial statements are the responsibility of the Company’s Board and management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multicard AG at June 30, 2008 and the results of its operations for the six-month-period then ended, in conformity with accounting principles generally accepted in Switzerland, which differ in certain respects from accounting principles generally accepted in the United States (see note 8 to the financial statements).

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

August 6, 2010

MULTICARD AG, WALLISELLEN

BALANCE SHEET AS OF 30 JUNE 2008

(All amounts are stated in €)

ASSETS
Current assets:
Cash	48,343
Receivables from goods and services	216,014
Other receivables	18,088
Inventories	15,548
Prepaid expenses	5,156

Total current assets	303,149

Non-current assets:
Tangible fixed assets	217,360
Leased assets	82,472

299,832
Financial assets:
Long-term receivables affiliated companies	151,581
Long-term receivables third parties	39,922
Other long-term financial assets	4,389

195,892
Investments in affiliated companies	113,097
Intangible assets	33,410

Total non-current assets	642,231

Total assets	945,380

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Payables from goods and services	93,635
Other short-term liabilities:
Third parties	59,781
Related parties	178,487
Affiliated companies	16,173

254,441
Short-term provisions	26,536
Accrued liabilities	86,344
Short-term leasing liabilities	25,938

Total current liabilities	486,894

Long-term financial liabilities	298,268
Long-term leasing liabilities	53,694

Total non-current liabilities	351,962

Total liabilities	838,856

Equity:
Share capital	238,185
General legal reserves	14,317
Available earnings
Profit brought forward	27,583
Net loss for the period	(173,561)

(145,978)

Total shareholders’ equity	106,524

Total liabilities and shareholders’ equity	945,380

See accompanying notes to Audited Financial Statements of Multicard AG.

MULTICARD AG, WALLISELLEN

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(All amounts are stated in €)

Income
Net sales from goods and services	896,554
Financial income	2,202
Foreign exchange gains	6,875

Total income	905,631

Expenses
Material and merchandise expenses	380,377
Personnel expenses	406,166
Other operating expenses	242,021
Depreciation and amortization	40,953
Financial expenses	9,245
Tax	430

Total expenses	1,079,192

Net loss for the period	(173,561)

See accompanying notes to Audited Financial Statements of Multicard AG.

MULTICARD AG, WALLISELLEN

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

1. Company Background

Multicard AG (“Multicard AG” or the “Company”) is a worldwide supplier of card solutions for secure identification programs with in-house capabilities for credential issuance, personalization and fulfillment services for the consumer, government and corporate customers. The company offers identification (ID) systems management and engineering services as well as full implementation and program management. Multicard AG is also a provider of enrollment and accreditation solutions using data capture equipment for ePassport and other government ID and corporate ID applications.

2. Basis of Presentation

The accompanying financial statements have been prepared on a historical cost basis in accordance with Swiss generally accepted accounting principles stipulated by the Swiss Code of Obligations (“Swiss GAAP”). The functional currency is Swiss Franc (“CHF”), but all amounts are stated in Euro (“€”) for presentation purposes.

3. Significant Accounting Policies

Inventories:

Inventories, which include raw materials, semi-finished and finished goods, are stated at the lower of cost, or market value. An estimated provision is recorded for excess inventory, technical obsolescence and no ability to sell based primarily on expectations for future use.

Tangible Fixed Assets:

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Depreciation is computed using the straight-line method over estimated useful lives of the asset. The assets residual values, useful lives and methods of depreciation are reviewed at each financial year end, and adjusted prospectively if appropriate.

Intangible Assets:

Acquired intangible assets are stated at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in the income statement in the year in which the expenditure is incurred. Intangible assets are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired.

Revenue Recognition:

The Company’s revenues arise from products that are manufactured, packaged, delivered and invoiced against specific customer orders. The risks and rewards are transferred to the customer at the time of delivery and invoicing and revenue is recognized at that time. Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and sales taxes or duty.

Interest income is recognized as interest accrues. Interest income is included in finance income in the income statement.

Income Taxes:

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

Provisions and Accruals:

Provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover potential losses from contractual obligations. Excess reserves exceeding the above are permitted to the extent justified with regard to the continuing prosperity of the Company or the distribution of a dividend as equal as possible, taking into account the interests of the shareholders.

Investments in Affiliated Company:

Affiliated company represents investment in a fully owned subsidiary and is stated at cost.

Foreign Currency Translation:

The company has € as its presentation currency. For translation purposes, the income statement is translated from the functional currency (CHF) to € at average rates. Assets and Liabilities are translated to € at period end rates and equity is translated at historical rates. The resultant translation difference is included in “Short-term provisions” on the balance sheet, if it is a credit, or as unrealized loss on the income statement in case of a debit.

Research and development costs:

Research costs are expensed as incurred. Development expenditure on an individual project is recognized as an intangible asset when the Company can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete and its ability to use or sell the asset;

•	how the asset will generate future economic benefits;

•	the availability of resources to complete the asset; and

•	the ability to measure reliably the expenditure during development.

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit.

Commitments:

As at June 30, 2008, the Company had the following commitments:

As at June 30, 2008
(in €)
Total amount of assets pledged	21,214
Fire insurance value of the fixed assets	653,798
Liabilities to personal welfare institutions	17,181

4. Transactions with Affiliated Company and Related Parties

Long-term receivables from affiliated companies appearing in the balance sheet as of June 30, 2008 relates to the temporary loan of €150,000, including accrued interest, given to Multicard GmbH to cover short-term working capital needs. Payable for goods and services to affiliated company appearing in the balance sheet relates to the transactions entered into with Multicard GmbH for normal business operations at arm’s length.

Other short-term liabilities to related parties as of June 30, 2008 mainly relate to short-term loan received from Werner Vogt, a member of the Board of Directors the Company (“Lender”). Amounts outstanding under the loan accrue interest at 5.00% per annum, and interest is payable on a half-yearly basis and due on June 30 and December 30 of each year. The terms of the loan agreement required the Company to pay €62,189 (CHF 100,000) on December 31, 2008. The lender has the right to demand for the loan and outstanding interest anytime by giving six-week written notice to the Company. If the payment of outstanding interest or any portion of the loan becomes overdue for more than 20 days, the entire loan, including any accrued interest will be due and payable immediately. Amount outstanding as of June 30, 2008 includes both the principal amount and accrued interest.

5. Long-term Financial Liabilities

The Company entered into three different loan agreements with Mountain Partners AG (“Mountain Partners”) pursuant to which Mountain Partners extended a loan of €295,000 to the Company. Amounts outstanding under the loan accrue interest at 5.00% per annum, and interest is payable on a yearly basis and due on December 30 of each year. Mountain Partners has the right to demand for the loan and outstanding interest anytime by giving six-week written notice to the Company. If the payment of outstanding interest or any portion of the loan becomes overdue for more than 20 days, the entire loan, including any accrued interest will be due and payable immediately.

6. Leasing Liabilities

Leasing liabilities held at amortized cost of €79,632 relate to liabilities caused by leasing contracts classified as financial leases.

7. Risk assessment

In the six-month period ending June 30, 2008, no formal risk assessment was performed by the board of directors.

8. Reconciliation to accounting principles generally accepted in the United States (“U.S. GAAP”)

a. The Company prepares its financial statements in accordance with Swiss GAAP, which differs in certain respects to U.S. GAAP. The effects of the application of U.S. GAAP to net income and shareholders’ equity are set out in the tables below:

Net income reconciliation from Swiss GAAP to U.S. GAAP (in €):

For the six months ended June 30, 2008
Net loss reported under Swiss GAAP	(173,561)
Description of items having the effect of increasing reported loss:
Operating lease rent payments [Note 8 (b) (2)]	(2,001)
Pension liability expense [Note 8 (b) (3)]	(2,205)
Description of items having the effect of decreasing reported loss:
Reversal of depreciation on assets not meeting capital lease criteria [Note 8 (b) (2)]	2,062
Reversal of internally developed intangible assets [Note 8 (b) (4)]	7,285
Reversal of interest expense on assets not meeting capital lease criteria [Note 8 (b) (2)]	458

Net impact of the reconciling items	5,599

Consolidation of Multicard GmbH [Note 8 (b) (1)]	26,762

Consolidated net loss according to U.S. GAAP	(141,200)

Below is the statement of shareholders’ equity according to Swiss GAAP as of and for the six months ended June 30, 2008 (in €):

	Common Stock	Accumulated Deficit	Total Equity
Balances, January 1, 2008	238,185	41,900	280,085

Net loss for the six months ended June 30, 2008	—	(173,561)	(173,561)

Balances, June 30, 2008	238,185	(131,661)	106,524

Net shareholders’ equity reconciliation from Swiss GAAP to U.S. GAAP (in €):

Total shareholders’ equity as shown in the financial statements	106,524
Adjustments for:
Net loss reconciling items (as shown in the net income reconciliation above)	5,599
Pension liabilities [Note 8 (b) (3)]	(89,352)
Reversal of internally developed intangible assets [Note 8 (b) (4)]	(7,054)
Currency translation adjustment	10,139
Impact on shareholders’ equity for the consolidation of Multicard GmbH [Note 8 (b) (1)]	26,762

Total consolidated shareholders’ equity according to U.S. GAAP	52,618

The components of consolidated shareholders’ equity under U.S. GAAP are as follows:

Common stock	238,185
Other comprehensive income	(78,170)
Accumulated deficit	(107,397)

Total shareholders’ equity according to U.S. GAAP	52,618

Below is the statement of cash flows prepared in accordance with U.S. GAAP for the six months ended June 30, 2008 (in €):

Cash flows from operating activities:
Net loss	(141,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,601
Interest expense	10,322
Pension liability	2,205
Deferred income taxes	(26,834)
Changes in operating assets and liabilities:
Accounts receivable	283,126
Inventories	278,747
Prepaid expenses and other assets	17,463
Accounts payable	(234,430)
Related party	(23,355)
Accrued expenses	(306,600)

Net cash used in operating activities	(103,955)

Cash flows from investing activities:
Investment in affiliated company	(113,097)
Capital expenditures	(78,067)

Net cash used in investing activities	(191,164)

Cash flows from financing activities:
Proceeds from affiliated companies and related parties	399,530
Payments made for bank overdraft	(47,122)
Payments made for leasing liabilities	(10,994)

Net cash provided by financing activities	341,414

Effect of exchange rate on cash and cash equivalents	594

Net increase in cash and cash equivalents	46,889
Cash and cash equivalents at beginning of period	3,315

Cash and cash equivalents at end of period	50,204

b.	The material variations from Swiss GAAP and U.S. GAAP are, as follows:

1.

Consolidation: Under Swiss GAAP, no consolidation is required for statutory financial reporting. Under U.S. GAAP, the financial statements of majority-owned subsidiaries are consolidated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810 — Consolidation (“ASC 810”). Multicard AG acquired 100% shares of Multicard GmbH (“Multicard GmbH”) as of March 10, 2008 (“acquisition date”). As a result, the Company consolidated the financial statements of Multicard GmbH in accordance with ASC 810. The acquisition was accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations, (“SFAS 141”).

Under SFAS 141, the acquisition date ordinarily is the date assets are received and other assets are given, liabilities are assumed or incurred, or equity interests are issued. However, the parties may, for convenience, designate as the effective date the end of an accounting period between the dates a business combination is initiated and consummated. Therefore February 29, 2008 has been designated as the acquisition date for accounting purposes as allowed under SFAS 141. As a result, the results for the acquired Multicard GmbH business are included in Multicard AG’s income statement since the acquisition date in accordance with SFAS 141. The cost of the investment which represents the net assets acquired on the date of acquisition is already reflected in the shareholders’ equity as shown in the financial statements. As such , the impact of consolidating the financial statements of Multicard GmbH as of June 30, 2008 and for the period since acquisition date of €26,762, which reflects post-acquisition income of multicard GmbH, have been reflected in the net income and equity reconciliations from Swiss GAAP to U.S. GAAP.

2.	Leasing: Under Swiss GAAP, the accounting for leases closely follows tax regulations. Under U.S. GAAP, the leases are accounted for in accordance with FASB ASC Topic 840, Leases, (“ASC 840”). ASC 840 specifies four criteria to evaluate whether a lease should be accounted for as an operating lease or a capital lease. If a lease meets one or more of those four criteria, the lease shall be classified as a capital lease by the lessee. Otherwise, it shall be classified as an operating lease. Swiss GAAP does not specify any specific criteria to evaluate the classification of a lease, hence, accounting conclusion may differ under Swiss GAAP as compared to U.S. GAAP. Therefore, certain leases were de-capitalized under U.S. GAAP and treated as operating leases, as they did not meet any of the four criteria as stipulated under ASC 840. These leases were qualified as capital leases under Swiss GAAP. As a result, the Company reversed the depreciation expense of €2,062 and interest expense of €458 which was recorded in accordance with Swiss GAAP as shown in the income statement reconciliation from Swiss GAAP to U.S. GAAP. As stated earlier, since the lease was not qualified as capital leases in accordance with ASC 840, operating lease rent expense of €2,001 was recognized as shown in the net income reconciliation from Swiss GAAP to U.S. GAAP.

3.	Pension: The Company has a pension plan with a third party insurance company which requires contributions to be made to separately administered funds. Under Swiss GAAP, pension contributions are paid monthly and are shown as expense. The liability related to pensions reflects the accrued balance of the contributions. Under U.S. GAAP, this plan is treated as a defined benefit plan, in accordance with ASC 712. The liability under the plan is determined by a participant’s years of service and final average compensation (taking into account the participant’s social security wage base). As a result, the Company recorded a net pension expense of €2,205 in accordance with U.S. GAAP as shown in the net income reconciliation from Swiss GAAP to U.S. GAAP and pension liability, representing the unfunded status, of €89,352 as shown in the equity reconciliation from Swiss GAAP to U.S. GAAP.

4.	Intangible assets: During the period ended June 30, 2008, certain intangible assets of €7,285 were impaired and fully written off under Swiss GAAP. These assets were capitalized in 2007 under Swiss GAAP. However these assets did not meet the capitalization criteria on Day 1 under U.S. GAAP. As a result the company recorded an adjustment of €7,054 to the opening balance of accumulated deficit to de-capitalize these assets in accordance with U.S. GAAP as shown in the equity reconciliation from Swiss GAAP to U.S. GAAP. As stated earlier, since these assets were impaired under Swiss GAAP and hence were written off during the period June 30, 2008, the de-capitalization of these assets in 2007 under U.S.GAAP has an effect of reducing the reported loss under Swiss GAAP for the six months ending June 30, 2008. As a result, €7,285 was reversed from the income statement in accordance with U.S. GAAP as shown in the income statement reconciliation from Swiss GAAP to U.S. GAAP. This adjustment did not have a significant impact on the net equity at June 30, 2008 under U.S. GAAP. The difference between €7,054 and €7,285 is attributed to the difference in exchange rates at different dates.

5.	Deferred Income Taxes: There were no deferred tax assets and deferred tax liabilities recognized under Swiss GAAP. Under U.S. GAAP, income taxes are accounted for in accordance with FASB ASC Topic 740, Income Taxes, (“ASC 740”), which requires the asset and liability approach for financial accounting and reporting of income taxes. Under this method, the deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is provided to reduce the net deferred tax asset to an amount that is more likely than not to be realized. Certain deferred tax assets and deferred tax liabilities were recognized in the balance sheet in accordance with ASC 740, and any changes in deferred tax assets and deferred tax liabilities from period to period were recognized in the income statement. The Company recorded 100% valuation allowance on the net deferred tax assets as it was determined it is more likely than not that these assets would be realized. As a result, the income tax benefit recorded in income statement due to changes in net deferred tax assets was offset by the valuation allowance. As a result, there was no net impact to the net loss and net shareholders equity.